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                                                                    EXHIBIT 10.3

                        AMENDMENT TO SEVERANCE AGREEMENT

                  This AMENDMENT TO SEVERANCE AGREEMENT is made and effective as of the 16th day of September, 2003, by and between RELIANT RESOURCES, INC., a Delaware corporation having its principal place of business in Houston, Harris County, Texas (the "Company"), and Stephen W. Naeve, an individual currently residing in Houston, Harris County, Texas ("Executive").

                  WHEREAS, Executive was employed by the Company as the Vice Chairman of the Company; and

                  WHEREAS, Executive has resigned his employment as the Vice Chairman of the Company and all of his other positions with the Company and its affiliates, effective as of September 16, 2003; and

                  WHEREAS, the Company and the Executive have previously entered into that certain Severance Agreement, effective as of January 14, 2003 (the "Agreement"); and

                  WHEREAS, the Company considers it in the best interest of the stockholders to amend certain provisions of the Agreement;

                  NOW, THEREFORE, the Company and Executive have entered into this amendment to the Agreement, effective as of September 16, 2003, as follows:

                  1. The definition of "Covered Termination" in Section 1 of the Agreement is hereby amended to add the following sentence to the end thereof:

         "Furthermore, notwithstanding the foregoing, a Covered Termination shall also include Executive's voluntary resignation of employment on September 16, 2003, pursuant to his letter of resignation dated that same date."

                  2. Section 2(b) of the Agreement is hereby amended in its entirety to read as follows:

                  "(b)     PRO RATED BONUS: Executive will receive an amount
         equal to the product of (1) the Salary and (2) 110%, with the product of (1) and (2) prorated based on the number of days Executive was employed during the bonus year in which his employment terminated, with such amount being equal to $476,134.25. Such bonus shall be paid within 15 days after the expiration of the Waiver and Release revocation period."

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                  3.       Section 2(c) of the Agreement is hereby amended to
add the following sentence to the end thereof:

         "The foregoing notwithstanding, with respect to medical, dental and vision coverage for Executive and his eligible dependents, Executive may elect to participate in the Company's retiree medical, dental and vision plan in which event (i) Executive shall pay premiums at the active employee rate, as in effect from time to time, until age 65,
         (ii) the Company will cause such coverage for Executive and his eligible dependents to be maintained at a cost to Executive equal to the active employee rate until Executive attains age 65, and (iii) upon attaining age 65, Executive and his eligible dependents will continue to be eligible to participate in the retiree medical, dental and vision plan, if any, at retiree rates as then in effect for other retirees."

                  4. Section 2(e) of the Agreement is hereby amended in its entirety to read as follows:

                  "(e)     FINANCIAL PLANNING: Continued access, for a six month
         period following September 16, 2003 to financial planning services up to a maximum direct cost to the Company of $25,000."

                  5. Section 8(a) and (b) of the Agreement are hereby amended in their entirety to read as follows:

                  "(a)     For consideration provided under this Agreement,
         including but not limited to the Company's agreement to provide Executive with Confidential Information regarding the Company and the Company's business, Executive agrees that for one year following September 16, 2003, he shall not, without the prior written consent of the Company, directly or indirectly, (i) hire or induce, entice or solicit (or attempt to induce, entice or solicit) any employee of the Company or any of its affiliates or ventures to leave the employment of the Company or any of its affiliates or ventures or (ii) solicit or attempt to solicit the business of any customers or acquisition prospect of the Company or any of its affiliates with whom Executive had any actual contact while employed at the Company.

                  (b) Additionally, for consideration provided under this Agreement, including but not limited to the Company's agreement to provide Executive with Confidential Information regarding the Company and the Company's business, Executive agrees that for one year following September 16, 2003, he will not, without the prior written consent of the Company, accept employment with or render services to as an officer, agent, employee, independent contractor or consultant, any of the following, including their subsidiaries and affiliates: American Electric Power Company, Inc., The AES Corporation, Calpine Corporation, CenterPoint Energy, Inc., Centrica plc, Constellation Energy Group, Inc., Coral Energy, Duke Energy Corporation, Dynegy Inc., El Paso Corporation,

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         Entergy Corporation, Mirant Corporation, Sempra Energy, Texas Genco
         Holdings, Inc., TXU Corp., and The Williams Companies, Inc."

                  6. The Agreement is hereby amended to add Section 18 thereto, as follows:

                  "18.     SPLIT-DOLLAR LIFE INSURANCE: Executive will have the
         right to elect to purchase the split-dollar life insurance policy currently maintained by the Company on his life in accordance with the terms and conditions of such split-dollar arrangement at the greater of
         (a) the cash surrender value of the policy or (b) the total premiums paid by the Company with respect to the policy as of his termination date. The foregoing right shall expire, terminate and be of no further force and effect if Executive fails to exercise such right prior to January 1, 2004, and the policy will be terminated by the Company as of such date. The Company agrees not to terminate the split-dollar life insurance policy prior to January 1, 2004."

                  7. The Agreement is hereby amended to add Section 19 thereto, as follows:

                  "19.     D&O INSURANCE AND INDEMNIFICATION RIGHTS: The Company
         will continue to maintain in effect as to Executive (a) any rights to indemnification and contribution afforded under the Company's charter and bylaws provisions and provisions of any other indemnification agreement currently in effect that apply to Executive's services to the Company, and (b) for a period of six years after Executive's termination date, coverage under directors' and officers' liability insurance policies that, by their terms, apply to Executive's acts and omissions while serving the Company in the same amount(s) and to the same extent as such coverage is maintained for the directors and officers of the, Company. Executive agrees to sign an agreement, in the form attached hereto, to repay all sums advanced by the Company in connection with its indemnification obligations in the event the Company shall determine, in its sole discretion, that Executive is not entitled to be indemnified under Delaware law and, to the extent not inconsistent with Delaware law, the Company's governing instruments."

                  8. The Company will pay all reasonable legal, accounting and financial expenses incurred by Executive in the negotiation of this amendment to the Agreement.

                  9. Except as otherwise expressly provided in this amendment to the Agreement to the contrary, and without duplication of benefits, Executive shall be entitled to the benefits as provided under the terms of the Agreement, and all terms, conditions, and restrictions set forth in the Agreement, including, but not limited to, the Waiver and Release requirement, shall continue in full force and effect and shall apply with respect to this amendment.

                  10. This amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
amendment to the Agreement to be executed as of the date set forth below, but effective as of September 16, 2003.

                                              RELIANT RESOURCES, INC.

                                              By: -s- Joel V. Staff
                                                 -------------------
                                              Name: Joel V. Staff
                                              Title: Chairman and CEO

                                              Signature Date: 9/23/03

                                              EXECUTIVE

                                              -s- Stephen W. Naeve
                                              ----------------------
                                              Stephen W. Naeve

                                              Signature Date: 09-19-03

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